AGREEMENT AND PLAN OF REORGANIZATION

         THIS AGREEMENT AND PLAN OF REORGANIZATION (the
Agreement) is made as of this ___ day of ____________, 2010, by and between SEI Asset
Allocation Trust, a Massachusetts business trust
(the Trust), on behalf of its _____________Fund (the
Acquired Fund), and the Trust, on behalf of its _________________ Fund (the Surviving Fund and, together with the Acquired Fund, the Funds). SEI
Investments Management Corporation (SIMC) joins this
Agreement solely for purposes of Sections 14(b) and 18(b). Except for the Acquired Fund and Surviving
Fund, no other series of the Trust are parties to this Agreement. The Trust has its principal place of business at 1 Freedom Valley Drive, Oaks,
Pennsylvania, 19456.
         WHEREAS, the Trust was established on October
20, 1995 under the laws of the Commonwealth of Massachusetts as a business trust under a Declaration of Trust, and the Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the 1940
Act);

         WHEREAS, the Acquired Fund and the Surviving
Fund are each a separate investment series of the Trust and the Acquired Fund owns securities that generally are assets of the character in which the Surviving Fund is permitted to invest;
         WHEREAS, each of the Acquired Fund and the Surviving Fund is authorized to issue its shares of beneficial interest;
         WHEREAS, the Funds intend this Agreement to be, and adopt it as, a plan of reorganization within the meaning of the regulations under Section 368(a) of the Internal Revenue Code of 1986, as amended
(the Code); and
         WHEREAS, the Trustees of the Trust, including a majority of Trustees that are not interested persons, as such term is defined in section 2(a)(19) of the 1940 Act, of the Trust have determined that the transactions contemplated herein are in the best interests of the Funds and that the interests of the Funds respective existing shareholders will not be diluted as a result;
         NOW, THEREFORE, in consideration of the mutual promises herein contained and intending to be legally bound hereby, the parties hereto hereby agree to effect the transfer of all of the assets of the Acquired Fund solely in exchange for the assumption by the Surviving Fund of all of the liabilities of the Acquired Fund and shares of beneficial interest of the Surviving Fund (Surviving
Fund Shares) followed by the distribution, at the Closing Date (as defined in Section 13 of this
Agreement), of such Surviving Fund Shares to the holders of shares of the Acquired Fund (Acquired
Fund Shares) on the terms and conditions hereinafter set forth in liquidation of the Acquired Fund. The parties hereto hereby covenant and agree as follows:

1.	Plan of Reorganization.  At the Closing Date,
the Acquired Fund shall assign, deliver and
otherwise transfer all of its assets and good and
marketable title thereto, and assign all of the
liabilities as are set forth in a statement of
assets and liabilities, to be prepared as of the
Valuation Time (as defined in Section 5 of this
Agreement) (the Statement of Assets and
Liabilities), to the Surviving Fund, free and clear
of all liens, encumbrances and adverse claims except
as provided in this Agreement, and the Surviving
Fund shall acquire all assets, and shall assume all
liabilities of the Acquired Fund, and the Surviving
Fund shall deliver to the Acquired Fund a number of
Surviving Fund Shares (both full and fractional)
equivalent in value to the Acquired Fund Shares
outstanding immediately prior to the Closing Date.
Shareholders of record of Class A Shares of the
Acquired Fund at the Closing Date shall be credited
with full and fractional Class A Shares of the
Surviving Fund.  Shareholders of record of Class D
Shares of the Acquired Fund at the Closing Date
shall be credited with full and fractional Class D
Shares of the Surviving Fund.  Shareholders of
record of Class I Shares of the Acquired Fund at the
Closing Date shall be credited with full and
fractional Class I Shares of the Surviving Fund.
The assets and liabilities of the Acquired Fund
shall be exclusively assigned to and assumed by the
Surviving Fund.  All debts, liabilities, obligations
and duties of the Acquired Fund, to the extent that
they exist at or after the Closing Date, shall after
the Closing Date attach to the Surviving Fund and
may be enforced against the Surviving Fund to the
same extent as if the same had been incurred by the
Surviving Fund.  The events outlined in this Section
1 are referred to herein collectively as the
Reorganization.
2.	Transfer of Assets.

         (a)	The assets of the Acquired Fund to be
acquired by the Surviving Fund and allocated thereto shall include, without limitation, all cash, cash equivalents, securities, receivables (including interest and dividends receivable) as set forth in the Statement of Assets and Liabilities, as well as any claims or rights of action or rights to register shares under applicable securities laws, any books or records of the Acquired Fund and other property owned by the Acquired Fund at the Closing Date.

         (b)	The Surviving Fund will, within a
reasonable time prior to the Closing Date, furnish the Acquired Fund with a list of the securities, if any, on the Acquired Funds list referred to in the second sentence of this paragraph that do not conform to the Surviving Funds investment objectives, policies, and restrictions. The
Acquired Fund will, within a reasonable period of time (not less than 30 days) prior to the Closing
Date, furnish the Surviving Fund with a list of its portfolio securities and other investments. In the event that the Acquired Fund holds any investments that the Surviving Fund may not hold, the Acquired
Fund, if requested by the Surviving Fund, will dispose of such securities prior to the Closing
Date. In addition, if it is determined that the Acquired Fund and the Surviving Fund portfolios, when aggregated, would contain investments exceeding certain percentage limitations imposed upon the Surviving Fund with respect to such investments, the Acquired Fund, if requested by the Surviving Fund, will dispose of a sufficient amount of such investments as may be necessary to avoid violating such limitations as of the Closing Date.
Notwithstanding the foregoing, nothing herein will require the Acquired Fund to dispose of any investments or securities if, in the reasonable judgment of the Acquired Fund, such disposition would either violate the Acquired Funds fiduciary duty to its shareholders or adversely affect the tax-free nature of the Reorganization.

         (c)	The Acquired Fund shall direct U.S.
Bank, N.A., as custodian for the Acquired Fund (the
Custodian), to deliver, at or prior to the Closing
Date, a certificate of an authorized officer stating that: (i) assets have been delivered in proper form to the Surviving Fund within two business days prior to or at the Closing Date, and (ii) all necessary taxes in connection with the delivery of the assets, including all applicable foreign, federal and state stock transfer stamps, if any, have been paid or provision for payment has been made. The Acquired
Funds portfolio securities represented by a certificate or other written instrument shall be transferred and delivered by the Acquired Fund prior to or as of the Closing Date for the account of the Surviving Fund duly endorsed in proper form for transfer in such condition as to constitute good delivery thereof. The Custodian shall deliver prior to or as of the Closing Date by book entry, in accordance with the customary practices of any securities depository, as defined in Rule 17f-4 under the 1940 Act, in which the Acquired Funds assets are deposited, the Acquired Funds assets deposited with such depositories. The cash to be transferred by the Acquired Fund shall be delivered by wire transfer of federal funds prior to or as of the Closing Date.

         (d)	The Acquired Fund shall direct SEI
Global Funds Services (the Transfer Agent), on behalf of the Acquired Fund, to deliver prior to or as of the Closing Date a certificate of an authorized officer stating that its records contain the names and addresses of the holders of the Acquired Fund Shares and the number and percentage ownership of outstanding Class A, D and I Shares s owned by each shareholder immediately prior to the Closing Date. The Surviving Fund shall issue and deliver a confirmation evidencing the Surviving Fund
Shares to be credited at the Closing Date to the Secretary of the Acquired Fund, or provide evidence that the Surviving Fund Shares have been credited to the Acquired Funds account on the books of the Surviving Fund. No later than the Closing Date, each party shall deliver to the other such bill of sale, checks, assignments, share certificates, if any, receipts or other documents as such other party or its counsel may reasonably request.

3.	Calculations.

         (a)	The number of full and fractional Class
A, D and I Shares of Surviving Fund Shares to be
issued in exchange for the Acquired Funds assets
pursuant to Section 1 hereof shall be determined by
multiplying the outstanding shares of the Acquired
Fund by the ratio computed by dividing the net asset
value per share of the Acquired Fund for each class
by the net asset value per share of the Surviving
Fund for each class on the Valuation Date,
determined in accordance with Section 3(b).
Shareholders of record of Class A Shares of the
Acquired Fund at the Closing Date shall be credited
with full and fractional Class A Shares of the
Surviving Fund.   Shareholders of record of Class D
Shares of the Acquired Fund at the Closing Date shall be credited with full and fractional Class D
Shares of the Surviving Fund. Shareholders of record of Class I Shares of the Acquired Fund at the Closing Date shall be credited with full and fractional Class I Shares of the Surviving Fund.

         (b)	The net asset value per share of the
Surviving Fund Shares shall be the net asset value per share computed as of the time at which the Surviving Funds net asset value is calculated at the Valuation Time, in accordance with the pricing policies and procedures adopted by the Trust as described in the then current prospectus and statement of additional information of the Funds under the Securities Act of 1933 (the 1933 Act).

4.	Valuation of Assets.  The value of the assets
of the Acquired Fund shall be the value of such assets computed as of the time at which the Acquired
Funds net asset value is calculated at the Valuation
Time. The net asset value of the assets of the Acquired Fund to be transferred to the Surviving
Fund shall be computed by the Acquired Fund. In determining the value of the securities transferred by the Acquired Fund to the Surviving Fund, each security shall be priced in accordance with the pricing policies and procedures adopted by the Trust as described in the then current prospectus and statement of additional information of the Funds under the 1933 Act. For such purposes, price quotations and the security characteristics relating to establishing such quotations shall be determined by the Acquired Fund, provided that such determination shall be subject to the approval of the Surviving Fund. The Acquired Fund and the
Surviving Fund agree to use all commercially reasonable efforts to resolve, prior to the Valuation Time, any material pricing differences.

5.	Valuation Time.  The valuation time shall be
4:00 p.m., Eastern Time, on _______ __, 2010, or
such earlier or later date and time as may be mutually agreed in writing by an authorized officer of the Funds (the Valuation Time). Notwithstanding anything herein to the contrary, in the event that at the Valuation Time, (a) the New York Stock
Exchange shall be closed to trading or trading thereon shall be restricted, or (b) trading or the reporting of trading on such exchange or elsewhere shall be disrupted so that, in the judgment of the Trust, accurate appraisal of the value of the net assets of the Acquired Fund is impracticable, the Valuation Time shall be postponed until the first business day after the day when trading shall have been fully resumed without restriction or disruption, reporting shall have been restored and accurate appraisal of the value of the net assets of the Acquired Fund is practicable.

6.	Liquidation of the Acquired Fund and
Cancellation of Shares.  At the Closing Date, the
Acquired Fund will liquidate and the Surviving Fund
Shares (both full and fractional) received by the Acquired Fund will be distributed to the shareholders of record of the Acquired Fund as of the Closing Date in exchange for their Acquired Fund
Shares and in complete liquidation of the Acquired
Fund. Such liquidation and distribution will be accompanied by the establishment of an open account on the share records of the Surviving Fund in the name of each shareholder of the Acquired Fund that represents the respective number and class of Surviving Fund Shares due such shareholder. All of the issued and outstanding shares of the Acquired
Fund shall be cancelled on the books of the Trust at the Closing Date and shall thereafter represent only the right to receive Surviving Fund Shares. The
Acquired Funds transfer books shall be closed permanently. The Trust also shall take any and all other steps as shall be necessary and proper to effect a complete termination of the Acquired Fund.

7.	Representations and Warranties of the
Surviving Fund. The Surviving Fund represents and warrants to the Acquired Fund as follows:

         (a)	The Surviving Fund has been duly
established as a separate investment series of the Trust, which is a business trust duly organized and validly existing under the Commonwealth of Massachusetts.

         (b)	The Trust is registered as an investment
company classified as a management company of the open-end type, and its registration with the Securities and Exchange Commission (the Commission) as an investment company under the 1940 Act is in full force and effect.

         (c)	The authorized capital of the Trust
consists of an unlimited number of shares of beneficial interest. The Class A, D and I Shares of the Surviving Fund have been duly established and represent a fractional undivided interest in the Surviving Fund. The issued and outstanding Class A,
D and I Shares of the Surviving Fund are duly authorized, validly issued, fully paid and nonassessable. There are no outstanding options, warrants or other rights of any kind to acquire from the Trust any shares of any class or equity interests of the Surviving Fund or securities convertible into or exchangeable for, or which otherwise confer on the holder thereof any right to acquire, any such additional shares, nor is the Trust committed to issue any share appreciation or similar rights or options, warrants, rights or securities in connection with the Surviving Fund.
The Surviving Fund Shares to be issued and delivered to the Acquired Fund, for the account of the Acquired Funds shareholders, pursuant to the terms of this Agreement will, at the Closing Date, have been duly authorized and, when so issued and delivered, will be duly and validly issued Surviving
Fund Shares, and will be fully paid and
nonassessable.

         (d)	The execution, delivery and performance
of this Agreement by the Trust, on behalf of the Surviving Fund, and the consummation of the transactions contemplated herein have been duly and validly authorized by the Trusts Board of Trustees and no other proceedings by the Surviving Fund are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Trust, on behalf of the Surviving Fund, and assuming due authorization, execution and delivery by the Trust, on behalf of the Acquired Fund, is a legal, valid and binding obligation of the Trust, as it relates to the Surviving Fund, enforceable in accordance with its terms subject as to enforcement, to bankruptcy, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors rights and to general equity principles.
The Surviving Fund is not a party to or obligated under any charter, by-law, indenture or contract provision or any other commitment or obligation, or subject to any order or decree, which would be violated by its executing and carrying out this Agreement.

         (e)	The audited financial statements of the
Surviving Fund as of ______________ are in
accordance with generally accepted accounting
principles consistently applied, and such statements
(copies of which have been furnished to the Acquired
Fund) fairly reflect the financial condition of the
Surviving Fund as of such date, and there are no
known contingent liabilities of the Surviving Fund
as of such date not disclosed therein.
         (f)	Since ___________________, there has not
been any material adverse change in the Surviving
Funds financial condition, assets, liabilities, or business other than changes occurring in the ordinary course of business, or any incurrence by the Surviving Fund of indebtedness maturing more than one year from the date such indebtedness was incurred, except as otherwise disclosed to and accepted by the Acquired Fund. For purposes of this paragraph (f), a decline in the net asset value of the Surviving Fund shall not constitute a material adverse change.

         (g)	The current prospectus and statement of
additional information of the Surviving Fund conform in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations of the Commission thereunder and do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (h)	Except as otherwise disclosed in writing
and accepted by the Acquired Fund, no litigation, administrative proceeding or investigation of or before any court or governmental body is presently pending or to its knowledge threatened against the Surviving Fund or any of its properties or assets, which, if adversely determined, would materially and adversely affect its financial condition and the conduct of its business or the ability of the Surviving Fund to carry out the transactions contemplated by this Agreement. The Surviving Fund knows of no facts that might form the basis for the institution of such proceedings and is not a party to or subject to the provisions of any order, decree, or judgment of any court or governmental body that materially and adversely affects its business or its ability to consummate the transactions contemplated herein.

         (i)	Except for contracts and agreements
disclosed to the Acquired Fund, under which no default exists, the Surviving Fund is not a party to or subject to any material contract, debt instrument, plan, lease, franchise, license or permit of any kind or nature whatsoever with respect to the Surviving Fund.

         (j)	As of the Closing Date, all Federal and
other tax returns, information returns and other tax-related reports of the Surviving Fund required by law to have been filed by such date (including extensions) shall have been filed, and all other taxes shall have been paid so far as due, or provision shall have been made for the payment thereof, and to the best of the Surviving Funds knowledge, no such return is currently under audit by the Internal Revenue Service or any state or local tax authority, and no assessment has been asserted with respect to any of such returns.

         (k)	For each taxable year of its operation,
the Surviving Fund has met the requirements of Subchapter M of the Code for qualification as a regulated investment company and has elected to be treated as such, and has been eligible to and has computed its federal income tax under Section 852 of the Code. The Surviving Fund currently qualifies, and shall continue to qualify, as a regulated investment company under the Code.

         (l)	The Surviving Fund agrees to use all
reasonable efforts to obtain any necessary approvals and authorizations required by the 1933 Act, the Securities Exchange Act of 1934 (the 1934 Act), the
1940 Act, and such of the state Blue Sky or securities laws as it may deem appropriate in order to continue its operations after the Closing Date.

         (m)	The information statement and prospectus
and statement of additional information
(collectively, the Information Statement/Prospectus) to be included in the Surviving Funds registration statement on Form N-14 (the Registration Statement) and filed in connection with this Agreement, and the documents incorporated therein by reference and any amendment or supplement thereto insofar as they relate to the Surviving Fund, each comply or will comply in all material respects with the applicable requirements of the 1933 Act, 1934 Act and the 1940
Act and the applicable rules and regulations of the Commission thereunder on the effective date of such Registration Statement. Each of the Information
Statement/Prospectus, Registration Statement and the documents incorporated therein by reference and any amendment or supplement thereto, insofar as it relates to the Surviving Fund, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not materially misleading on the effective date of such Registration Statement; provided, however, that the Surviving Fund makes no representations or warranties as to the information contained in the Information Statement/Prospectus, Registration
Statement and the documents incorporated therein by reference and any amendment or supplement thereto in reliance upon and in conformity with information relating to the Acquired Fund and furnished by the Acquired Fund to the Surviving Fund specifically for use in connection with the Information
Statement/Prospectus, Registration Statement and the documents incorporated therein by reference and any amendment or supplement thereto.

8.	Representations and Warranties of the Acquired
Fund. The Acquired Fund represents and warrants to the Surviving Fund as follows:

         (a)	The Acquired Fund has been duly
established as a separate investment series of the Trust, which is a business trust duly organized and validly existing under the Commonwealth of Massachusetts.

         (b)	The Trust is registered as an investment
company classified as a management company of the open-end type, and its registration with the Commission as an investment company under the 1940
Act is in full force and effect.

         (c)	The authorized capital of the Trust
consists of an unlimited number of shares of beneficial interest. The Class A, D and I Shares of the Acquired Fund have been duly established and represent a fractional undivided interest in the Acquired Fund. The issued and outstanding Class A,
D and I of the Acquired Fund are, and at the Closing
Date will be, duly authorized, validly issued, fully paid and nonassessable. All of the issued and outstanding shares of the Acquired Fund will, at the time of the Closing Date, be held by the persons and in the amounts set forth in the records of the Transfer Agent as provided in Section 2(d). There are no outstanding options, warrants or other rights of any kind to acquire from the Trust any shares of any class or equity interests of the Acquired Fund or securities convertible into or exchangeable for, or which otherwise confer on the holder thereof any right to acquire, any such additional shares, nor is the Trust committed to issue any share appreciation or similar rights or options, warrants, rights or securities in connection with the Acquired Fund.

         (d)	The audited financial statements of the
Acquired Fund as of _______________ are in
accordance with generally accepted accounting
principles consistently applied, and such statements
(copies of which have been furnished to the
Surviving Fund) fairly reflect the financial
condition of the Acquired Fund as of such date, and
there are no known contingent liabilities of the
Acquired Fund as of such date not disclosed therein.
         (e)	Since ________________, there has not
been any material adverse change in the Acquired
Funds financial condition, assets, liabilities, or business other than changes occurring in the ordinary course of business, or any incurrence by the Acquired Fund of indebtedness maturing more than one year from the date such indebtedness was incurred, except as otherwise disclosed to and accepted by the Surviving Fund. For purposes of this paragraph (e), a decline in the net asset value of the Acquired Fund shall not constitute a material adverse change.

         (f)	The Acquired Fund will have, at the
Closing Date, good and marketable title to, and full right, power and authority to sell, assign, transfer and deliver, the assets to be transferred to the Surviving Fund pursuant to Section 1. Upon delivery and payment for such assets, the Surviving Fund will have good and marketable title to such assets without restriction on the transfer thereof free and clear of all liens, encumbrances and adverse claims other than as disclosed to the Surviving Fund and accepted by the Surviving Fund.

         (g)	The execution, delivery and performance
of this Agreement by the Trust, on behalf of the Acquired Fund, and the consummation of the transactions contemplated herein have been duly and validly authorized by the Trusts Board of Trustees and no other proceedings by the Acquired Fund are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Trust, on behalf of the Acquired Fund, and assuming due authorization, execution and delivery by the Trust, on behalf of the Surviving Fund, is a legal, valid and binding obligation of the Trust, as it relates to the Acquired Fund, enforceable in accordance with its terms subject as to enforcement, to bankruptcy, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors rights and to general equity principles.
The Acquired Fund is not a party to or obligated under any charter, by-law, indenture or contract provision or any other commitment or obligation, or subject to any order or decree, which would be violated by its executing and carrying out this Agreement.

         (h)	The current prospectus and statement of
additional information of the Acquired Fund conform in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations of the Commission thereunder and do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (i)	Except as otherwise disclosed in writing
and accepted by the Surviving Fund, no litigation, administrative proceeding or investigation of or before any court or governmental body is presently pending or to its knowledge threatened against the Acquired Fund or any of its properties or assets, which, if adversely determined, would materially and adversely affect its financial condition and the conduct of its business or the ability of the Acquired Fund to carry out the transactions contemplated by this Agreement. The Acquired Fund knows of no facts that might form the basis for the institution of such proceedings and is not a party to or subject to the provisions of any order, decree, or judgment of any court or governmental body that materially and adversely affects its business or its ability to consummate the transactions contemplated herein.

         (j)	Except for contracts and agreements
disclosed to the Surviving Fund, under which no default exists, the Acquired Fund is not a party to or subject to any material contract, debt instrument, plan, lease, franchise, license or permit of any kind or nature whatsoever with respect to the Acquired Fund.

         (k)	As of the Closing Date, all Federal and
other tax returns, information returns and other tax-related reports of the Acquired Fund required by law to have been filed by such date (including extensions) shall have been filed, and all other taxes shall have been paid so far as due, or provision shall have been made for the payment thereof, and to the best of the Acquired Funds knowledge, no such return is currently under audit by the Internal Revenue Service or any state or local tax authority, and no assessment has been asserted with respect to any of such returns.

         (l)	For each taxable year of its operation,
the Acquired Fund has met the requirements of Subchapter M of the Code for qualification as a regulated investment company and has elected to be treated as such, and has been eligible to and has computed its federal income tax under Section 852 of the Code. The Acquired Fund currently qualifies, and shall continue to qualify, as a regulated investment company under the Code.

         (m)	The Information Statement/Prospectus to
be included in the Registration Statement and filed in connection with this Agreement, and the documents incorporated therein by reference and any amendment or supplement thereto insofar as they relate to the Acquired Fund, each comply or will comply in all material respects with the applicable requirements of the 1933 Act, 1934 Act and the 1940 Act and the applicable rules and regulations of the Commission thereunder on the effective date of such Registration Statement. Each of the Information
Statement/Prospectus, Registration Statement and the documents incorporated therein by reference and any amendment or supplement thereto, insofar as it relates to the Acquired Fund, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not materially misleading on the effective date of such Registration Statement; provided, however, that the Acquired Fund makes no representations or warranties as to the information contained in the Information
Statement/Prospectus, Registration Statement and the documents incorporated therein by reference and any amendment or supplement thereto in reliance upon and in conformity with information relating to the Surviving Fund and furnished by the Surviving Fund to the Acquired Fund specifically for use in connection with the Information
Statement/Prospectus, Registration Statement and the documents incorporated therein by reference and any amendment or supplement thereto.

9.	Covenants of the Surviving Fund and the
Acquired Fund.
	(a)	The Surviving Fund and the Acquired Fund
each will operate its business in the ordinary
course between the date hereof and the Closing Date,
it being understood that such ordinary course of
business will include customary dividends and
distributions.
	(b)	The Acquired Fund will assist the
Surviving Fund in obtaining such information as the
Surviving Fund reasonably requests concerning the
beneficial ownership of the Acquired Fund shares.
	(c)	Subject to the provisions of this
Agreement, the Surviving Fund and the Acquired Fund
will each take, or cause to be taken, all action,
and do or cause to be done, all things reasonably
necessary, proper or advisable to consummate and
make effective the transactions contemplated by this
Agreement, including any actions required to be
taken after the Closing Date.
	(d)	As promptly as practicable, but in any
case within sixty days after the Closing Date, the
Acquired Fund shall furnish the Surviving Fund, in
such form as is reasonably satisfactory to the
Surviving Fund, a statement of the earnings and
profits of the Acquired Fund for federal income tax
purposes that will be carried over by the Surviving
Fund as a result of Section 381 of the Code, and
certified by the Acquired Funds President, Vice
President or Treasurer.
10.	Conditions Precedent to Obligations of the
Surviving Fund.  The obligations of the Surviving
Fund to complete the transactions provided for herein shall be subject, at its election, to the performance by the Acquired Fund of all the obligations to be performed by it hereunder on or before the Closing Date and, in addition thereto, the following conditions:

         (a)	All representations and warranties of
the Acquired Fund contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Closing Date, with the same force and effect as if made on and as of the Closing Date. On the Closing Date, the Surviving Fund shall have received a certificate from the President or Vice
President of the Acquired Fund, dated as of such date, certifying on behalf of the Acquired Fund that as of such date that the conditions set forth in this clause (a) have been met.

         (b)	The Surviving Fund shall have received
an opinion of Morgan, Lewis & Bockius LLP, dated as of the Closing Date, in a form reasonably satisfactory to the Surviving Fund, covering the following points:

                  (i)	The Acquired Fund is a separate
investment series of the Trust, which is duly
organized and validly existing under the laws of the
Commonwealth of Massachusetts and has the trust
power to own all of its properties and assets and,
to the knowledge of such counsel, to carry on its
business as presently conducted.
                  (ii)	The Trust is registered as an
investment company under the 1940 Act, and, to such
counsels knowledge, such registration with the
Commission as an investment company under the 1940
Act is in full force and effect.
                  (iii)	This Agreement has been duly
authorized, executed and delivered by the Acquired
Fund and, assuming due authorization, execution, and
delivery of this Agreement by the Surviving Fund, is
a valid and binding obligation of the Acquired Fund
enforceable against the Acquired Fund in accordance
with its terms, subject as to enforcement, to
bankruptcy, insolvency, reorganization, moratorium
and other laws relating to or affecting creditors
rights generally and to general equity principles.
                  (iv)	The execution and delivery of the
Agreement did not, and the consummation of the
transactions contemplated in the Agreement will not,
conflict with or result in a material breach of the
terms or provisions of, or constitute a material
default under, the then-current declaration of trust
or by-laws of the Acquired Fund, or, to the
knowledge of such counsel (without any independent
investigation), any material agreement or instrument
to which the Acquired Fund is a party or by which
any properties belonging to the Acquired Fund may be
bound.
                  (v)	To the knowledge of such counsel,
no consent, approval, authorization or order of any
court or governmental authority of the United States
or the Commonwealth of Massachusetts is required for
consummation by the Acquired Fund of the
transactions contemplated herein, except such as
have been obtained under the 1933 Act, 1934 Act and
the 1940 Act, and as may be required under state
securities laws or where the failure to obtain any
such consent, approval, order or authorization would
not have a material adverse effect on the operations
of the Acquired Fund or the consummation of the
transactions contemplated by this Agreement.
                  (vi)	To the knowledge of such counsel,
no litigation or administrative proceeding or
investigation of or before any court or governmental
body is presently pending or threatened as to the
Acquired Fund or any of its respective properties or
assets and the Acquired Fund is not a party to nor
subject to the provisions of any order, decree or
judgment of any court or governmental body, which
materially and adversely affects its business other
than as previously disclosed in the Registration
Statement.
                  (vii)	Assuming that a consideration
therefor of not less than the net asset value thereof has been paid, and assuming that such shares were issued in accordance with the terms of the Acquired Funds registration statement, or any amendment or supplement thereto, in effect at the time of such issuance, all issued and outstanding shares of the Acquired Fund are legally issued and fully paid and non-assessable (except that shareholders of the Acquired Fund may under certain circumstances be held personally liable for its obligations).
         Such opinion may contain such assumptions and limitations as shall be in the opinion of such counsel appropriate to render the opinions expressed therein. In addition, such counsel shall be entitled to state that they have relied upon officers certificates and certificates of public officials in rendering their opinion.

         (c)	The Acquired Fund shall have delivered
to the Surviving Fund at the Closing Date the Acquired Funds Statement of Assets and Liabilities, prepared in accordance with generally accepted accounting principles consistently applied, together with a certificate of the Treasurer or Assistant
Treasurer of the Acquired Fund as to the aggregate asset value of the Acquired Funds portfolio securities.

         (d)	On the Closing Date, the Acquired Fund
shall have performed and complied in all material respects with each of its agreements and covenants required by this Agreement to be performed or complied with by the Acquired Fund prior to or at the Closing Date and the Surviving Fund shall have received a certificate from the President or Vice
President of the Acquired Fund, dated as of such date, certifying on behalf of the Acquired Fund that the conditions set forth in this clause (d) have been and continue to be, satisfied.

11.	Conditions Precedent to Obligations of the
Acquired Fund. The obligations of the Acquired Fund to consummate the transactions provided for herein shall be subject, at its election, to the performance by the Surviving Fund of all the obligations to be performed by it hereunder on or before the Closing Date, and, in addition thereto, the following further conditions:

         (a)	All representations and warranties of
the Surviving Fund contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Closing Date, with the same force and effect as if made on and as of the Closing Date. On the Closing Date, the Acquired Fund shall have received a certificate from the President or Vice
President of the Surviving Fund, dated as of such date, certifying on behalf of Surviving Fund that as of such date that the conditions set forth in this clause (a) have been met.

         (b)	The Acquired Fund shall have received an
opinion of Morgan, Lewis & Bockius LLP, dated as of the Closing Date, in a form reasonably satisfactory to the Acquired Fund, covering the following points:

                  (i)	The Surviving Fund is a separate
investment series of the Trust, which is duly
organized and validly existing under the laws of the
Commonwealth of Massachusetts and has the trust
power to own all of its properties and assets and,
to the knowledge of such counsel, to carry on its
business as presently conducted.
                  (ii)	The Trust is registered as an
investment company under the 1940 Act, and, to such
counsels knowledge, such registration with the
Commission as an investment company under the 1940
Act is in full force and effect.
                  (iii)	This Agreement has been duly
authorized, executed and delivered by the Surviving
Fund and, assuming due authorization, execution, and
delivery of this Agreement by the Acquired Fund, is
a valid and binding obligation of the Surviving Fund
enforceable against the Surviving Fund in accordance
with its terms, subject as to enforcement, to
bankruptcy, insolvency, reorganization, moratorium
and other laws relating to or affecting creditors
rights generally and to general equity principles.
                  (iv)	The execution and delivery of the
Agreement did not, and the consummation of the
transactions contemplated in the Agreement will not,
conflict with or result in a material breach of the
terms or provisions of, or constitute a material
default under, the then-current declaration of trust
or by-laws of the Surviving Fund, or, to the
knowledge of such counsel (without any independent
investigation), any material agreement or instrument
to which the Surviving Fund is a party or by which
any properties belonging to the Surviving Fund may
be bound.
                  (v)	To the knowledge of such counsel,
no consent, approval, authorization or order of any
court or governmental authority of the United States
or the Commonwealth of Massachusetts is required for
consummation by the Surviving Fund of the
transactions contemplated herein, except such as
have been obtained under the 1933 Act, 1934 Act and
the 1940 Act, and as may be required under state
securities laws or where the failure to obtain any
such consent, approval, order or authorization would
not have a material adverse effect on the operations
of the Surviving Fund or the consummation of the
transactions contemplated by this Agreement.
                  (vi)	To the knowledge of such counsel,
no litigation or administrative proceeding or
investigation of or before any court or governmental
body is presently pending or threatened as to the
Surviving Fund or any of its respective properties
or assets and the Surviving Fund is not a party to
nor subject to the provisions of any order, decree
or judgment of any court or governmental body, which
materially and adversely affects its business other
than as previously disclosed in the Registration
Statement.
         	(vii)	Assuming that a consideration
therefor not less than the net asset value thereof has been paid, the Surviving Fund Shares to be issued and delivered to the Acquired Fund on behalf of the Acquired Fund shareholders as provided by this Agreement are duly authorized and upon such delivery will be legally issued and outstanding and fully paid and nonassessable, and no shareholder of the Surviving Fund has any statutory preemptive rights in respect thereof (except that shareholders of the Surviving Fund may under certain circumstances be held personally liable for its obligations).

         	(viii)	The Registration Statement,
to the knowledge of such counsel, has been declared effective by the Commission and no stop order under the 1933 Act pertaining thereto has been issued.

         Such opinion may contain such assumptions and limitations as shall be in the opinion of such counsel appropriate to render the opinions expressed therein. In addition, such counsel shall be entitled to state that they have relied upon officers certificates and certificates of public officials in rendering their opinion.

         (c)	On the Closing Date, the Surviving Fund
shall have performed and complied in all material respects with each of its agreements and covenants required by this Agreement to be performed or complied with by the Surviving Fund prior to or at the Closing Date and the Acquired Fund shall have received a certificate from the President or Vice
President of the Surviving Fund, dated as of such date, certifying on behalf of the Surviving Fund that the conditions set forth in this clause (c) have been, and continue to be, satisfied.

12.	Further Conditions Precedent to Obligations of
the Acquired Fund and the Surviving Fund. If any of the conditions set forth below do not exist on or before the Closing Date with respect to the Funds, the other party to this Agreement shall, at its option, not be required to consummate the transactions contemplated by this Agreement.

         (a)	The Trusts Board of Trustees, on behalf
of each of the Acquired Fund and Surviving Fund, shall have approved this Agreement.

	(b)	On the Closing Date, the Commission
shall not have issued an unfavorable report under
Section 25(b) of the 1940 Act, nor instituted any proceeding seeking to enjoin the consummation of the transactions contemplated by this Agreement under
Section 25(c) of the 1940 Act and no action, suit or other proceeding shall be threatened or pending before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with, this Agreement or the transactions contemplated herein.

	(c)	All required consents of other parties
and all other consents, orders, and permits of federal, state and local regulatory authorities
(including those of the Commission and of state Blue
Sky securities authorities, including any necessary no-action positions of and exemptive orders from such federal and state authorities) to permit consummation of the transactions contemplated hereby shall have been obtained, except where failure to obtain any such consent, order, or permit would not involve a risk of a material adverse effect on the assets or properties of the Surviving Fund or the Acquired Fund, provided that either party hereto may for itself waive any of such conditions.

	(d)	The Registration Statement shall have
become effective under the 1933 Act, and no stop orders suspending the effectiveness of the Registration Statement shall have been issued and, to the best knowledge of the parties hereto, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under the 1933 Act.

         (e)	The Funds shall have received a
favorable opinion of Morgan, Lewis & Bockius LLP addressed to the Surviving Fund and the Acquired
Fund substantially to the effect that with respect to the Acquired Fund and the Surviving Fund for Federal income tax purposes:

         		(i)	The Reorganization will
constitute a tax-free reorganization within the
meaning of Section 368(a)(1)(F) of the Code, and the
Acquired Fund and Surviving Fund will each be a
party to a reorganization within the meaning of
Section 368(b) of the Code.
         		(ii)	No gain or loss will be
recognized by the Acquired Fund upon the transfer of
all of its assets to the Surviving Fund in exchange
solely for the Surviving Fund Shares and the
assumption by the Surviving Fund of the Acquired
Funds liabilities or upon the distribution of the
Surviving Fund Shares to the Acquired Funds
shareholders in exchange for their shares of the
Acquired Fund.
         		(iii)	No gain or loss will be
recognized by the Surviving Fund upon the receipt by
it of all of the assets of the Acquired Fund in
exchange solely for Surviving Fund Shares and the
assumption by the Surviving Fund of the liabilities
of the Acquired Fund.
         		(iv)	The adjusted tax basis of
the assets of the Acquired Fund received by the
Surviving Fund will be the same as the adjusted tax
basis of such assets to the Acquired Fund
immediately prior to the Reorganization.
         		(v)	The holding period of the
assets of the Acquired Fund received by the
Surviving Fund will include the holding period of
those assets in the hands of the Acquired Fund
immediately prior to the Reorganization.
         		(vi)	No gain or loss will be
recognized by the shareholders of the Acquired Fund
upon the exchange of their Acquired Fund shares for
the Surviving Fund Shares (including fractional
shares to which they may be entitled) and the
assumption by the Surviving Fund of the liabilities
of the Acquired Fund.
         		(vii)	The aggregate adjusted tax
basis of the Surviving Fund Shares received by the
shareholders of the Acquired Fund (including
fractional shares to which they may be entitled)
pursuant to the Reorganization will be the same as
the aggregate tax basis of the Acquired Fund shares
held by the Acquired Funds shareholders immediately
prior to the Reorganization.
         		(viii)	The holding period of
the Surviving Fund Shares received by the
shareholders of the Acquired Fund (including
fractional shares to which they may be entitled)
will include the holding period of the Acquired Fund
shares surrendered in exchange therefor, provided
that the Acquired Fund shares were held as a capital
asset as of the Closing Date.
         		(ix)	For purposes of Section 381
of the Code, the Surviving Fund will be treated as the same corporation as the Acquired Fund and the tax attributes of the Acquired Fund enumerated in
Section 381(c) of the Code will be taken into account by the Surviving Fund as if there had been no reorganization.
         Such opinion shall be based on customary assumptions, limitations and such representations as Morgan, Lewis & Bockius LLP may reasonably request, and the Acquired Fund and Surviving Fund will cooperate to make and certify the accuracy of such representations. Such opinion may contain such assumptions and limitations as shall be in the opinion of such counsel appropriate to render the opinions expressed therein. Notwithstanding anything herein to the contrary, neither the Surviving Fund nor the Acquired Fund may waive the conditions set forth in this Section 12(e).

13.	Closing Date of the Reorganization.  The
exchange of the Acquired Funds assets for the Surviving Fund Shares shall be effective as of opening of business on [_____ __, 2010], or at such other time and date as fixed by the mutual consent of the parties (the Closing Date).

14.	Termination.

         (a)	This Agreement may be terminated by the
mutual agreement of the Surviving Fund and the Acquired Fund. In addition, either the Surviving
Fund or the Acquired Fund may at its option terminate this Agreement at or prior to the Closing
Date:

                  (i) 	because of a material breach by
the other party of any representation, warranty, covenant or agreement contained herein to be performed at or prior to the Closing Date;

                  (ii) 	because of a condition herein
expressed to be precedent to the obligations of the terminating party which has not been met and which reasonably appears will not or cannot be met;

                  (iii)	by resolution of the Trusts Board
of Trustees if circumstances should develop that, in the good faith opinion of the Board, make proceeding with the Agreement not in the best interests of either of the Acquired Funds or Surviving Funds shareholders;

         (b)	In the event of any such termination, in
the absence of willful default, there shall be no liability for damages on the part of the Acquired
Fund, the Surviving Fund, the Trust, or their Trustees or officers, to the other party. In such event, SIMC shall bear the expenses incurred by the Acquired Fund and the Surviving Fund incidental to the preparation and carrying out of this Agreement as provided in Section 18.

15.	Amendment.  This Agreement may be amended,
modified or supplemented in such manner as may be mutually agreed upon in writing by the authorized officers of the Funds; provided, however, that no such amendment may have the effect of changing the provisions for determining the number of the Surviving Fund Shares to be issued to the Acquired
Fund shareholders under this Agreement to the detriment of such Acquired Fund shareholders.

16.	Governing Law.  This Agreement shall be
governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to the conflicts of laws provisions thereof.

17.	Notices.  Any notice, report, statement or
demand required or permitted by any provision of this Agreement shall be in writing and shall be given by prepaid telegraph, telecopy, certified mail or overnight express courier addressed as follows:

Acquired Fund:

Timothy D. Barto
SEI Investments Company
One Freedom Valley Drive
Oaks, Pennsylvania 19456

with a copy to:

Richard W. Grant, Esquire
Morgan, Lewis & Bockius LLP
1701 Market Street
Philadelphia, Pennsylvania 19103
Surviving Fund:

Timothy D. Barto
SEI Investments Company
One Freedom Valley Drive
Oaks, Pennsylvania 19456

with a copy to:

Richard W. Grant, Esquire
Morgan, Lewis & Bockius LLP
1701 Market Street
Philadelphia, Pennsylvania 19103

18.	Fees and Expenses.

         (a)	Each of the Surviving Fund and the
Acquired Fund represents and warrants to the other that there are no brokers or finders entitled to receive any payments in connection with the transactions provided for herein.

         (b)	Except as otherwise provided for herein,
all expenses that are solely and directly related to the reorganization contemplated by this Agreement will be borne and paid by SIMC. Such expenses include, without limitation, to the extent solely and directly related to the reorganization contemplated by this Agreement: (i) expenses incurred in connection with the entering into and the carrying out of the provisions of this Agreement; (ii) expenses associated with the preparation and filing of the Registration Statement under the 1933 Act covering the Surviving Fund
Shares to be issued pursuant to the provisions of this Agreement; (iii) registration or qualification fees and expenses of preparing and filing such forms as are necessary under applicable state securities laws to qualify the Surviving Fund Shares to be issued in connection herewith in each state in which the Acquired Funds shareholders are resident as of the date of the mailing of the Information
Statement/Prospectus to such shareholders; (iv) postage; (v) printing; (vi) accounting fees; and
(vii) legal fees.



19.	Headings, Counterparts, Assignment.

         (a)	The section headings contained in this
Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         (b)	This Agreement may be executed in any
number of counterparts, each of which shall be deemed an original.

         (c)	This Agreement shall be binding upon and
inure to the benefit of the parties hereto and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other party. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm or corporation other than the parties hereto and their respective successors and assigns any rights or remedies under or by reason of this Agreement.

         (d)	The Surviving Fund and Acquired Fund
agree that neither party has made any
representation, warranty or covenant not set forth herein and that this Agreement constitutes the entire agreement between the parties. The representations, warranties and covenants contained herein or in any document delivered pursuant hereto or in connection herewith shall not survive the consummation of the transactions contemplated hereunder.

	(e)	A copy of the Trusts Declaration of
Trust is on file with the Secretary of the Commonwealth of Massachusetts, and notice is hereby given that this Agreement is executed on behalf of the Trust by officers of such Trust as officers and not individually and that the obligations of or arising out of this Agreement with respect to the Surviving Fund and the Acquired Fund are not binding upon any of the trustees, officers or shareholders of the Trust individually but are binding only upon the assets and property belonging to the Surviving
Fund and the Acquired Fund.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement, all as of the date first written above.
SEI Asset Allocation Trust, ON BEHALF OF ITS SERIES,
THE _____________________________________ FUND

By:
Name:
Title:

SEI Asset Allocation Trust, ON BEHALF OF ITS SERIES,
THE ________________________________________ FUND

By:
Name:
Title:

SOLELY FOR PURPOSES OF SECTIONS 14(b) AND 18(b), SEI
INVESTMENTS MANAGEMENT CORPORATION

By:
Name:
Title:
DB1/65509708.1	24

DB1/65509708.1